SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________

February 4, 2004
(Date of Report (date of earliest event reported))

TAYCO DEVELOPMENTS, INC.
(Exact name of registrant as specified in charter)

New York	2-15966	16-0835557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Taylor Drive, North Tonawanda, New York	14120-0748
(Address of principal executive offices)	(Zip Code)

716-694-0877
(Registrant's telephone number, including area code)
Item 5.	Other Events

By an Amendment to its "Offer to Purchase for Cash All Shares of Common Stock from Holders of Fewer than 100 Shares of Tayco Developments, Inc.," dated January 20, 2004 (the "odd lot tender offer"), Registrant is giving notice to its shareholders that it will decline to repurchase shares subject to the odd lot tender offer (the "Shares") to the extent that, by not repurchasing the Shares, Registrant will preserve its having not fewer than 300 shareholders of record. If the total number of record shareholders falls below 300, by reason of the repurchase, Registrant could be obligated to make an expensive filing with the Securities and Exchange Commission.

If, by the expiration date of the odd lot tender offer (February 24, 2004, unless extended), more Shares are tendered than Registrant can accept without causing its total number of record shareholders to fall below 300, Registrant will accept tenders in the order of the lowest to the highest numbers of Shares. That is to say, tenders from record shareholders owning the lowest numbers of Shares will be accepted first.

On January 12, 2004, the record date for the odd lot tender offer, Registrant had 427 shareholders of record. If all eligible shareholders tendered, Registrant would have 222 shareholders of record remaining. Registrant will not accept tender from more than 127 shareholders of record.

Eligible shareholders holding the Shares in street name are not subject to this limitation and Registrant will accept their tenders, if timely received.

Exhibits filed as part of this Report:

Exhibit Number	Page in sequential numbering system where Exhibit is found

(99) Press release dated February 4, 2004	3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYCO DEVELOPMENTS, INC.
(registrant)

DATED:	February 4, 2004	By	s/ Douglas P. Taylor Douglas P. Taylor, President and Chief Executive Officer

Exhibit 99

PRESS RELEASE DATED FEBRUARY 4, 2004
Contact: Regan Associates
(212) 587-3005

FOR IMMEDIATE RELEASE

AMENDMENT TO TAYCO DEVELOPMENTS, INC. OFFER TO PURCHASE SHARES

North Tonawanda, NY, February 4, 2004 - Tayco Developments, Inc. (OTCBB: TYCO) announced today that Tayco is mailing to its shareholders an Amendment to its January 20, 2004 odd lot tender offer, giving notice that it will decline to repurchase Tayco Shares to the extent that, by not repurchasing the Shares, Tayco will preserve its having not fewer than 300 shareholders of record. If the total number of record shareholders falls below 300 by reason of the repurchase, Tayco could be obligated to make an expensive filing with the Securities and Exchange Commission.

If, by the expiration date of the odd lot tender offer (February 24, 2004, unless extended), more Shares are tendered than Tayco can accept without causing its total number of record shareholders to fall below 300, Tayco will accept tenders in the order of the lowest to the highest numbers of Shares. That is to say, tenders from record shareholders owning the lowest numbers of Shares will be accepted first.

On January 12, 2004, the record date for the odd lot tender offer, Tayco had 427 shareholders of record. If all eligible shareholders tendered, Tayco would have 222 shareholders of record remaining. Tayco will not accept tender from more than 127 shareholders of record.

Eligible shareholders holding Tayco Shares in street name are not subject to this limitation and Tayco will accept their tenders, if timely received.